EXHIBIT 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the incorporation of our report dated March 31, 2005, appearing in this Current Report on Form 8-K of Defense Technology Systems, Inc. with respect to the Financial Statements of Digital Computer Integration Corporation for the year ended December 31, 2004.



/s/Pollard-Kelley Auditing Services, Inc.
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Pollard-Kelley Auditing Services, Inc.

Fairlawn, Ohio
December 21, 2005